                                                               Exhibit 10.11
                                                               -------------


                             REINSURANCE AGREEMENT
                   (HEREAFTER REFERRED TO AS THE "AGREEMENT")

                                     BETWEEN

                     LINCOLN MEMORIAL LIFE INSURANCE COMPANY
                    1250 South Capitol of Texas Highway
                            AUSTIN, TEXAS 78746
                    (HEREAFTER REFERRED TO AS THE "COMPANY")

                                       AND

                  HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
                      800 N. Magnolia Ave., Suite 1400
                           ORLANDO, FLORIDA 32803
                   (HEREAFTER REFERRED TO AS THE "REINSURER")










TERM:           CONTINUOUS WITH NO RECAPTURE
TYPE:           COINSURANCE
OUR REF:        HA-LMLI-01

                                           TABLE OF CONTENTS
                                           -----------------
ARTICLE                                                                                      PAGE
-------                                                                                      ----
         PREAMBLE...............................................................................1
I        DEFINITIONS............................................................................1
II       PREMIUM AND LOSSES; REIMBURSEMENT AMOUNT...............................................3
III      COMMENCEMENT AND TERMINATION; RECAPTURE................................................4
IV       POLICY REDUCTIONS AND TERMINATIONS.....................................................5
V        EXPENSE ALLOWANCES.....................................................................5
VI       REINSURANCE PREMIUMS...................................................................5
VII      EXTRA CONTRACTUAL OBLIGATIONS; LITIGATION..............................................7
VIII     REINSURER'S RIGHT OF NOTICE OF UNUSUAL PRACTICES.......................................7
IX       ADMINISTRATION OF THE POLICIES.........................................................8
X        REPRESENTATIONS, WARRANTIES AND COVENANTS..............................................8
XI       LOSS SETTLEMENTS......................................................................10
XII      COINSURANCE; RESERVES.................................................................11
XIII     ERRORS AND OMISSIONS..................................................................11
XIV      INSOLVENCY............................................................................11
XV       TREASURY REGULATION SECTION 1.848-2 (g)(8) JOINT ELECTION.............................12
XVI      CHANGE OF CONTROL OF THE COMPANY......................................................13
XVII     TAXES.................................................................................13
XVIII    ACCESS TO RECORDS.....................................................................13
XIX      ARBITRATION...........................................................................14
XX       GOVERNING LAW.........................................................................15
XXI      SUBROGATION...........................................................................15
XXII     ENTIRE AGREEMENT......................................................................15
XXIII    POLICY CHANGES........................................................................15
XXIV     OFFSET................................................................................15
XXV      WAIVER; AMENDMENT.....................................................................16
XXVI     ASSIGNMENT; BINDING EFFECT............................................................16
XXVII    SEVERABILITY..........................................................................16
XXVIII   NOTICES...............................................................................16



XXIX     DURATION OF AGREEMENT.................................................................17
XXIX     EXECUTION.............................................................................17

         SCHEDULE A - RETENTION AND REINSURANCE LIMITS
         SCHEDULE B - EXPENSE ALLOWANCES
         SCHEDULE C - PROCEDURES FOR REPORTING
         SCHEDULE D - REINSURANCE PREMIUM RATES
         SCHEDULE E - THIRD PARTY REINSURANCE LISTING
         SCHEDULE F - PRIVACY POLICY


                              REINSURANCE AGREEMENT
                   (HEREAFTER REFERRED TO AS THE "AGREEMENT")

                                     between

                     LINCOLN MEMORIAL LIFE INSURANCE COMPANY
                    (HEREAFTER REFERRED TO AS THE "COMPANY")

                                       AND

                  HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
                   (HEREAFTER REFERRED TO AS THE "REINSURER")


PREAMBLE
--------

In consideration of the mutual covenants hereinafter contained the parties hereto agree as follows:

ARTICLE I - DEFINITIONS
-----------------------

"Affiliate" means a Person controlling, controlled by or under common control of the Company.

"Authorized Control Level RBC" has the meaning assigned to such term in the Model Acts of the National Association of Insurance Commissioners.

"Business Day" means a day other than a Saturday, Sunday, or any day on which the principal commercial banks located in the city of the Company's home office are authorized or obligated to close under the laws of that state.

"Claim" means a claim made to the Company by a policyholder, insured, certificate holder or dependent thereof who is entitled to coverage under a Policy for death benefits or other benefits contractually covered by such Policy, and not excluded by such Policy. A Claim is incurred on the date benefits arise under the respective Policy that such benefits are sought.

"Closing Date" means a date mutually acceptable to the Company and the Reinsurer.

"Company" means Lincoln Memorial Life Insurance Company, a Texas corporation.

"Contested Claim" has the meaning assigned to such term in Article XI hereof.

"Control" means the ownership of 50% or more of the issued and outstanding voting securities of a Person.

"Effective Date" means August 1, 2001.

"Expense Allowance" means the allowance for expenses as described in Schedule B hereto.

"Extra Contractual Obligations" means any and all costs, expenses, damages, liabilities or obligations of any kind or nature (including without limitation attorneys fees, consequential and incidental damages, and punitive and exemplary damages) which are incurred by the Company and arise out of, result from or relate to any alleged or actual act or omission, other than any inadvertent or clerical delay, error or omission, whether or not in bad faith, intentional, willful, negligent, reckless, careless or otherwise, of the Company and its respective employees, agents and representatives in connection with a Policy, and which are not contractually covered by the terms and conditions of such Policy, whether or not such acts or omissions occurred before or after the Effective Date.

"Loss" means a Claim that is actually paid by the Company. A Loss is incurred on the date of death of a covered Person under a Policy.

"Loss Adjustment Expenses" means all payments (other than for employee wages, salaries and fringe benefits) of fees and expenses associated with investigation, litigation (including without limitation reasonable attorney's fees) and settlement of Claims.

"Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations with respect to the Company or the Policies taken as a whole.

"Person" means an individual, firm, corporation or entity.

"Policy" means the pre-need life insurance policies, annuity contracts, riders, and binders listed on Schedule A attached hereto and incorporated herein by reference, which were and will be marketed and sold by National Prearranged Services and issued by the Company or reinsured by the Company from Memorial Service Life Insurance Company and New Life Insurance Company prior to, on and after the Effective Date.

"Premium" means, for each Policy, the premium required by such Policy to be paid and which is actually collected and received by the Company, less premium returned to a Person after actual collection and receipt by the Company due to rescission or cancellation of a Policy or reductions or terminations in coverage or benefits under a Policy.

"Reinsurer" means Hannover Life Reassurance Company of America, a Florida corporation.

"Reinsurer's Proportionate Share" means, for Premium under a Policy and for each Loss, 90% of such Premium and 90% of such Loss, less Third Party Reinsurance applicable to such Loss.

"SAP" means the statutory accounting practices and procedures permitted or prescribed by the Texas Insurance Department.

"Services" means all of the usual and customary servicing and administrative functions and duties associated with the Policies, including but not limited to, premium payments; Claims administration; customer services for insureds, owners, beneficiaries, agents and other interested Persons; file and record maintenance and administration including system maintenance and administration; billing and collection of Premium; maintenance of Policy financial information; and payment of agents' commissions related to Policies.

"Third Party Reinsurance" means reinsurance of Policies by reinsurers other than the Reinsurer, which are listed on Schedule E hereto.

"Total Adjusted Capital" has the meaning assigned to such term in the Model Acts of the National Association of Insurance Commissioners.

"Transaction" means (x) the sale, transfer, assignment, conveyance or other disposition of 50% or more of the Company's issued and outstanding shares of voting capital stock to a Person which is not an Affiliate; (y) the merger of the Company with and into a Person which is not an Affiliate whereby the Company is not the surviving entity in the merger; and (z) the sale, transfer, assignment, conveyance or other disposition of all or substantially all of the Company's assets to a Person which is not an Affiliate, whether by assumption reinsurance, indemnity reinsurance or otherwise.

"Transaction Notice" has the meaning assigned to such term in Article XVI hereof.

ARTICLE II - PREMIUM AND LOSSES; REIMBURSEMENT AMOUNT
-------------------------------------------------------------------------

On the Effective Date, the Company shall cede to the Reinsurer, and the Reinsurer agrees to reinsure from the Company, the Reinsurer's Proportionate Share of Premium and Losses under Policies. The Reinsurer agrees to indemnify the Company for such Losses to the extent of the Reinsurer's Proportionate Share thereof. The Company and the Reinsurer acknowledge and agree that the reinsurance provided to the Company by the Reinsurer hereunder is on an original terms basis on the underlying Policies reinsured hereby; provided, however, that the Reinsurer shall have no liability whatsoever for dividends declared, payable and paid under Policies.

On the Closing Date, a Reimbursement Amount shall be calculated equal to the net amount of the monthly reinsurance settlements from September 1, 2000 to the Effective Date accumulated at interest from one month after the close of each reinsurance settlement month to the Closing Date at an annualized rate of 6%. The settlement for each month is the net of the following items:

         i.   Amounts due Reinsurer - Reinsurer's Proportionate Share of:

                  a.  Premiums
                  b.  Decrease in Policy loans
                  c.  Interest payments on Policy loans

         ii.  Amounts due Company - Reinsurer's Proportionate Share of:

                  a.  Surrender payments
                  b.  Death benefits net of recoveries from Third Party
                      Reinsurance
                  c. Reinsurance premiums paid by the Company for Third Party Reinsurance
                  d.  Expense Allowances per Schedule B
                  e.  Premium tax
                  f.  Agent commissions and marketing fees
                  g.  Increase in Policy loans

The Company hereby directs the Reinsurer to pay a Reimbursement Amount to North America Life Insurance Company of Texas within 5 days after the Closing Date. The Company agrees that the Reimbursement Amount is an authorized payment to North America Life Insurance Company of Texas for payments previously made to Company by North America Life Insurance Company of Texas based on arms length negotiations and pursuant to a prior reinsurance agreement regarding the Policies. The Company acknowledges and agrees that payment of the Reimbursement Amount by the Reinsurer to North America Life Insurance Company of Texas satisfies and discharges the Reinsurer's contractual obligation hereunder to pay any initial cash settlement, and, upon payment by the Reinsurer to North America Life Insurance Company of Texas of the Reimbursement Amount, the Company hereby unconditionally and irrevocably
(i) releases the Reinsurer from and against any liability with respect to the initial cash settlement, (ii) waives any claim against the Reinsurer to make such additional payment of a ceding commission, and (iii) indemnifies the Reinsurer from and against any costs, expenses, damages, liabilities or fees (including attorney's fees) incurred by the Reinsurer arising from any action against the Reinsurer to make such payment.

ARTICLE III - COMMENCEMENT AND TERMINATION; RECAPTURE
-----------------------------------------------------

The Reinsurer shall continue to provide reinsurance only for Losses paid by the Company under Policies so long as such Policies continue to be in force and this Agreement continues to be in effect as to such Policies. The Reinsurer shall have no liability hereunder for Losses incurred prior to the Effective Date other than Losses included as part of the Initial Cash Settlement.

The Policies reinsured under this Agreement may not be recaptured by the Company.

ARTICLE IV - POLICY REDUCTIONS AND TERMINATIONS
-----------------------------------------------

The Reinsurer's liability hereunder shall not be increased by reason of the inability of the Company to collect Third Party Reinsurance, which may become due after the Effective Date. Reductions and terminations of coverage and benefits under Policies shall reduce or terminate the Reinsurer's liability hereunder in a corresponding amount as of the same date.

ARTICLE V - EXPENSE ALLOWANCES
------------------------------

For performing the Services from and after the Effective Date, the Reinsurer agrees to pay to the Company Expense Allowances on the terms and provisions set forth in Schedule B.

ARTICLE VI - REINSURANCE PREMIUMS
---------------------------------

1. Life Reinsurance. The annual premiums shall be computed in accordance with the coinsurance rates contained in the attached Schedule D.

2. Accidental Death Benefit. Annual premiums for this benefit are included in the premiums for the base plan rates shown in Schedule D.

3. Associated Riders. If any other types of riders are reinsured under this Agreement, premiums and allowances (if any) will be included in Schedules B and D.

4. Preliminary Term Insurance. If the Company issues a policy with preliminary term, the reinsurance premiums for the term period will be at the same rate as charged by the Company, less commissions at the same percentage as paid by the Company, for the life reinsurance and all reinsured benefits. For the first policy year after the preliminary term, premiums and allowances for the life reinsurance and benefits will be computed at regular first policy year rates.

5. Payments. The payment of reinsurance premiums, by the Company to the Reinsurer, shall be a condition precedent to the liability of the Reinsurer. The Reinsurer shall have the right to terminate the reinsurance on risks for which reinsurance premiums are in default by giving 30 days' written notice of termination to the Company. At the close of the last day of this 30 day notice period, all of the Reinsurer's liability for risks subject to the termination notice, plus for the risk on which premiums went into default during the 30 day notice period, shall terminate. Notwithstanding termination or reinsurance as provided by this provision, the Company shall continue to be liable to the Reinsurer for all unpaid premiums earned by the Reinsurer under this Agreement.

The Company may reinstate such terminated reinsurance by paying in full, within 60 days of the termination date, all unpaid premiums for the reinsurance, which was in force prior to its termination. The effective date of reinstatement shall be the day the Reinsurer received all required premiums. However, there shall be no reinstatement on any risk on which the Company incurred a claim for insurance after the reinsurance terminated.

6.       Procedure for Payment.

               a) First Year and Renewal Business. On or before the 30th day after the close of each month, the Company will submit to the Reinsurer a statement of account, substantially in accordance with Schedule C showing the premium due on new reinsurance effected in the preceding month(s), the modal renewal reinsurance premium due, and any other pertinent data mutually agreed upon by the parties hereto. If a statement shows that a new reinsurance premium balance is payable to the Reinsurer, the Company will include with the statement its payment for the amount of the net balance due the Reinsurer.
               b) Adjustments. If any change is made in the Company's policy that affects the reinsurance, the Company will provide written notice, on a form mutually agreed upon, to the Reinsurer. If an adjustment to the premium is to be made, and a refund is due the Company, it will be included as an adjustment to the regular monthly statement prepared by the Company. Policy fees will be pro-rated or refunded on termination.
               c) Upon receipt of a report, the Reinsurer may, in its discretion and upon reasonable information and belief, contest the information contained in the report. If the Reinsurer does not contest a report, the Reinsurer shall, within 10 Business Days of the receipt of such report, remit all amounts due and payable by the Reinsurer to the Company, if any, as indicated by such report, net of all amounts payable to the Company by the Reinsurer, if any, as indicated by such report. If the Reinsurer so contests, the reinsurer shall deliver to the Company written notice thereof stating the reasons upon which the Reinsurer disputes the report, and the parties shall use their best efforts to resolve the dispute within 20 days thereafter. If the parties fail to resolve such dispute within such period, the dispute shall be resolved by arbitration as provided herein.
               d) During any periods after payment hereunder becomes due, interest shall accrue on the net balance due and payable for the applicable calendar month. Such interest shall accrue at a rate equal 8% per annum for the period from the settlement date through and including the actual payment date.

7. Electronic Data Transmission. If the Company chooses to report its reinsurance transactions via electronic media, the Company shall consult with the Reinsurer to determine the appropriate reporting format. Should the Company subsequently desire to make changes in the data format or the code structure, the Company shall communicate such changes to the Reinsurer prior to the use of such changes in reports to the Reinsurer.

8. Adjustment of Age or Sex. If the insured's age or sex was misstated, the Company and the Reinsurer will share the adjustment in proportion to the amount of liability of each at the time of issue.

ARTICLE VII - EXTRA CONTRACTUAL OBLIGATIONS; LITIGATION
-------------------------------------------------------

The Reinsurer shall have no liability for Extra Contractual Obligations or Loss Adjustment Expenses, unless the Reinsurer was an active party or directed, consented to, or ratified the act, omission or course of conduct which ultimately resulted in assessment of Extra Contractual Obligations or Loss Adjustment Expenses against the Company, in which case the Reinsurer shall be liable for the Reinsurer's Proportionate Share of Extra Contractual Obligations and Loss Adjustment Expenses, and shall indemnify and defend the Company if the Company has acted at the Reinsurer's direction.

Prior to the Closing Date, the Company covenants to the Reinsurer and agrees to provide the Reinsurer with a written instrument setting forth all pending and, to the knowledge of the Company, threatened litigation against the Company relating to the Policies stating therein the basis for which such litigation arose or, to the knowledge of the Company, is threatened. The Company and the Reinsurer agree that the Reinsurer shall have no liability for Extra Contractual Obligations or Loss Adjustment Expenses with respect to any such litigation, whether pending or threatened as of the Closing Date or arising before or after the Effective Date.

ARTICLE VIII - REINSURER'S RIGHT OF NOTICE OF UNUSUAL PRACTICES
---------------------------------------------------------------

The parties acknowledge and agree that the Reinsurer has placed its utmost good faith and confidence in the Company, and the parties assume that, except as otherwise notified by the Company, the underwriting of the Policies and performance of Services and other insurance practices employed by the Company with respect to the Policies will be consistent with past practices of the Company. Where the Company does deviate from its underwriting guidelines with respect to the Policies, the Company agrees to notify the Reinsurer in writing of such practices. The parties agree that the Company's failure to so notify the Reinsurer, or the Reinsurer's failure or refusal to accept in writing such deviations in practice, will result in the Reinsurer having no liability hereunder with respect to Losses caused by such deviations in practice.

ARTICLE IX - ADMINISTRATION OF THE POLICIES
-------------------------------------------

As of the Effective Date, the Company shall perform the Services following commercially reasonable practices for as long as the Reinsurer is required to provide reinsurance hereunder.

If the Reinsurer reasonably believes that the Company has failed to perform the Services, the Reinsurer shall notify the Company in writing of such failure and the Company shall have 30 days to demonstrate to the reasonable satisfaction of the Reinsurer that its Services are being performed in a commercially reasonable manner or to cure such failure to the reasonable satisfaction of the Reinsurer.

Failure to follow current underwriting practices or to perform other insurance practices in a commercially reasonable manner shall be considered a breach of a covenant by the Company under this Agreement.

ARTICLE X - REPRESENTATIONS, WARRANTIES AND COVENANTS
-----------------------------------------------------

The Company represents and warrants to the Reinsurer that:

1. There are no governmental or regulatory consents, approvals or other authorizations necessary or required by law, regulation, order, decree, judgment or otherwise to be obtained to consummate the transactions contemplated by this Agreement; and

2. Except for this Agreement and Third Party Reinsurance, there is no reinsurance agreement that provides reinsurance coverage on the Policies; and

3. All of the Policies have been filed with and approved by the applicable regulatory authorities as required by applicable law, rule or regulation and none of the Policies are the subject of any pending or, to the knowledge of the Company, threatened litigation, arbitration, action, proceeding, rule, order or decree the basis of which includes, but is not limited to, discriminatory practices in the sales and/or rates of the Policies; and

4. Schedule A is a true and complete list of all Policies and contains no accident or health insurance policies, contracts, riders, and binders; and

5. The Company has no knowledge of any fact or condition that Company reasonably believes could have a Material Adverse Effect; and

6. No writing to be furnished pursuant hereto or previously furnished to the Reinsurer contains or will contain any untrue statement of material fact or omits or will omit to state the new material fact required to make the statements herein not misleading; and

7. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Texas and has all licenses, permits or other authority necessary or required by applicable law, rule or regulation to carry on all business activities presently conducted by it (including without limitation the performance of the Services), and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been approved by all necessary corporate action on the part of the Company and will not violate the Articles of Incorporation or bylaws of the Company or conflict with or violate any provision of or result in the acceleration of any indebtedness under or result in a breach under any other contract, agreement or instrument to which the Company is a party or is subject to any judgment, order, decree, law, ordinance, rule, or regulation applicable to the Company or its properties or assets; and

8. All existing Policy loans under Policies were properly made in accordance with applicable Policy terms and provisions relating to Policy loans; and

9. This Agreement and the agreements and covenants herein of the Company constitute valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

The Company covenants to the Reinsurer and agrees:

     1. To request promptly any consents, approvals or other authorizations, if necessary or required, with respect to this Agreement and to pursue diligently such request; and

     2. To maintain as valid and in good standing all its licenses, permits or other authority necessary or required by applicable law, rule or regulation to perform the Services; and

     3. Not to reinsure or attempt to reinsure any of the Policies except as are reinsured by Third Party Reinsurance or pursuant to this Agreement; and

     4. To correct immediately all Policy loans made, and to be made in the future, that did not or do not comply with Policy terms and provisions relating to Policy loans; and

     5. Not to replace or rewrite the Policies, whether directly or indirectly, with any other company. Any Policy issued by the Company as a replacement to a Policy reinsured hereunder shall automatically be reinsured on the same terms and conditions as the policy it replaces. The Reinsurer will have the right to review and approve any replacement policy or coverages proposed by the Company as part of a replacement program.

The Company agrees to indemnify and hold harmless the Reinsurer from and against any and all losses, damages, costs, expenses or liabilities suffered or incurred by the Reinsurer arising out of a breach or threatened breach by the Company of the representations, warranties and covenants of the

Company contained in this Article X. The provisions of this Article X shall survive termination of this Agreement.

The Reinsurer agrees to indemnify and hold harmless the Company from and against any and all losses, damages, costs, expenses or liabilities suffered or incurred by the Company arising out of a breach or threatened breach by the Reinsurer of the representations, warranties and covenants of the Reinsurer contained in this Article X. The provisions of this Article X shall survive termination of this Agreement.

ARTICLE XI - LOSS SETTLEMENTS
-----------------------------

The Reinsurer shall accept the decision of the Company with respect to a Claim and the incurrence of a Loss, except as otherwise provided herein. The Company shall deliver written notice to the Reinsurer of each Claim that would, if paid, cause the Reinsurer's liability hereunder to be $25,000 prior to such Claim actually being paid. The Company shall deliver to the Reinsurer all documents, reports and other information in the possession of or known by the Company relating to such Claim to permit the Reinsurer to evaluate the Claim and advise the Company in writing with respect to payment of the Claim. If the Reinsurer fails to advise the Company in writing within seven (7) Business Days after the Company's delivery to the Reinsurer of the documents, reports and other information relating to such Claim, the Company shall pay the Claim and the Reinsurer shall be estopped from denying reinsurance liability hereunder for such Loss.

The Company may, in its discretion, deliver written notice to the Reinsurer of each Claim as to which the Company is uncertain, or has reasonable cause to believe, that such Claim is or may not be properly payable. In addition, the Company shall deliver immediately such a notice to the Reinsurer as to each Claim denied in whole or in part by the Company if a notice of litigation or threatened litigation is filed with the Company relating to such denied Claim (each Claim as to which such a notice is delivered is referred to herein as a "Contested Claim").

The Company agrees to deliver immediately to the Reinsurer all documents, reports and other information relating to such Contested Claim to permit the Reinsurer to evaluate the Contested Claim and advise the Company in writing with respect to payment of the Contested Claim. In the event the Company complies with the Reinsurer's advice with respect to a Contested Claim, and Extra Contractual Obligations later arise with respect to such Contested Claim, the Reinsurer shall share in the Extra Contractual Obligations and Loss Adjustment Expenses to the extent of the Reinsurer's Proportionate Share of a Loss hereunder, but if the Company fails to give such notice or to comply with such advice, the Reinsurer shall not share in any of the Extra Contractual Obligations. In no event shall the Reinsurer be liable for any Extra Contractual Obligations based upon acts, omissions, facts, circumstances or events which occurred prior to the Effective Date. Prior to rendering any advice with respect to a Contested Claim, the Reinsurer may discharge its liability under this Agreement by paying the Reinsurer's Proportionate Share of the Contested Claim and shall have no further liability with respect thereto.

Upon reasonable information and belief, the Company may rescind a Policy and return Premium with respect thereto. Within 5 days thereafter, the Company shall deliver written notice to the Reinsurer of each such rescission, together with all documents, reports and other information in the possession of or known by the Company relating to such rescission.
The Reinsurer will advise the Company in writing with respect to its concurrence or dissention with the rescission within 7 Business Days after the Company delivers its written notice to the Reinsurer regarding the rescission. In the event the Reinsurer concurs with the Company's rescission, the Reinsurer shall immediately remit to the Company the Reinsurer's Proportionate Share of Premium applicable to the rescinded Policy, and if Extra Contractual Obligations later arise due to such rescission, the Reinsurer shall share in the Extra Contractual Obligations and Loss Adjustment Expenses to the extent of the Reinsurer's Proportionate Share of a Loss hereunder. In the event the Reinsurer dissents with the Company's rescission, the Reinsurer shall immediately remit to the Company the Reinsurer's Proportionate Share of the Claim applicable to the rescinded Policy, and if Extra Contractual Obligations later arise due to such rescission, the Reinsurer shall have no liability for such Extra Contractual Obligations or Loss Adjustment Expenses relating thereto.

The parties agree that the Company's intentional or grossly negligent acts or omissions with respect to this Article XI shall relieve the Reinsurer of any liability hereunder with respect to any such Claim, Loss or Policy.

ARTICLE XII - COINSURANCE; RESERVES
-----------------------------------

The reinsurance hereunder shall be on a quota share coinsurance basis. The Reinsurer shall not be liable for, or participate in, any increase in reserves arising from a change by the Company in assumptions or methods, including without limitation, the reserve interest rate or the mortality assumptions for the Policies.

ARTICLE XIII - ERRORS AND OMISSIONS
-----------------------------------

Any inadvertent or clerical delay, error or omission made by any party hereto in connection with this Agreement shall not relieve either party from any liability of such party hereunder had such inadvertent or clerical delay, error or omission not occurred. The parties agree to cure all inadvertent and clerical delays, errors and omissions immediately upon discovery thereof.

ARTICLE XIV - INSOLVENCY
------------------------

In the event of insolvency of the Company, all payments of the Reinsurer for Losses shall be payable directly to the Company, or to the Company's liquidator, receiver, conservator or statutory successor, without diminution because of the insolvency of the Company, except where this Agreement specifically provides for another payee of such Losses in the event of the insolvency of the Company.

The Company or its liquidator, receiver, conservator or statutory successor shall give written notice to the Reinsurer of the pendency of a Claim, indicating the Policy under which such Claim is pending, within a reasonable time after such Claim is filed in the insolvency proceeding. During the pendency of such Claim the Reinsurer may investigate such Claim and interpose, at its own expense, in the proceeding where such Claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor.

The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the insolvency court, against the Company as part of the administrative expenses of the estate to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

ARTICLE XV - TREASURY REGULATION SECTION 1.848-2(g)(8) JOINT ELECTION
---------------------------------------------------------------------

The Company and the Reinsurer hereby agree to the following pursuant to
Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for the taxable year ended December 31, 2001 and for all subsequent taxable years for which this Agreement remains in effect unless such election is terminated by mutual written agreement of the parties hereto with the consent, if required, of the Commissioner of the Internal Revenue Service.

As used in this Article XV, the term "party" will refer to either the Company or the Reinsurer as appropriate.

The terms used in this Article XV are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to either net consideration as defined in Treasury Regulation Section 1.848-2(f) or "gross premium and other consideration" as defined in Treasury Regulation Section 1.848-2(b) as appropriate.

Both parties agree to identify this Agreement as one for which the joint election under Treasury Regulation Section 1.848-2(g)(8) has been made in a schedule attached to their respective federal income tax returns for the taxable period ended December 31, 2001.

The party with the positive net consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

The Company will submit a schedule to the Reinsurer by July 1st of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Company stating that the Company will report such net consideration in its tax return for the preceding calendar year.

The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within 45 days of the Reinsurer's receipt of the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer will report the net consideration as determined by the Company in the Reinsurer's tax return for the previous year.

If the Reinsurer disputes the Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 45 days of the date the Reinsurer submits its alternative calculation. If the Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year. If the parties fail to reach agreement on an amount of net consideration, the dispute shall be resolved by arbitration as provided herein.

ARTICLE XVI - CHANGE OF CONTROL OF THE COMPANY
----------------------------------------------

Within 5 days after the Company enters into a written agreement with respect to a Transaction (as defined below), the Company shall deliver to the Reinsurer written notice of such Transaction (the "Transaction Notice"). For purposes of the Article XVI, the term "Transaction" means (x) the sale, transfer, assignment, conveyance or other disposition of 50% or more of the Company's issued and outstanding shares of voting capital stock to a Person which is not an Affiliate; (y) the merger of the Company with and into a Person which is not an Affiliate whereby the Company is not the surviving entity in the merger; and (z) the sale, transfer, assignment, conveyance or other disposition of all or substantially all of the Company's assets to a Person which is not an Affiliate, whether by assumption reinsurance, indemnity reinsurance or otherwise.

ARTICLE XVII - TAXES
--------------------

The Company shall not claim a deduction in respect of the ceded Premium hereunder when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

ARTICLE XVIII - ACCESS TO RECORDS
---------------------------------

Within 5 days after receipt by the Company of written notice from the Reinsurer, the Company shall make available to the Reinsurer, and the Reinsurer shall have the right to inspect and audit (at the Reinsurer's expense), through its authorized representatives, during normal business hours, the books, records and papers of the Company pertaining to the reinsurance provided hereunder and all Claims made and Losses paid in connection therewith. If after such inspection and audit, Reinsurer reasonably believes that Reinsurer has paid (or been asked to pay) Losses that should not be reimbursed or paid under this Agreement, then Reinsurer shall so notify Company, in writing, of its audit conclusions. After receipt of the written notice, Company shall have 15 days to cure the problems alleged by Reinsurer or explain why the audit conclusions reached by Reinsurer are incorrect. If the audit concerns raised by Reinsurer are not resolved in a mutually acceptable way within the 15 days allotted, either party may invoke the arbitration provisions in
Article XIX or take other actions provided in this Agreement. During the dispute resolution efforts, Reinsurer shall not be obligated to pay, or reimburse the specific claims or Losses in dispute, but shall have an ongoing obligation to make all other payments due, and not in dispute, under this Agreement unless ordered otherwise by the board of arbitrators.

ARTICLE XIX - ARBITRATION
-------------------------

Any dispute arising out of this Agreement, whether arising before or after termination, which is not resolved by the parties shall be submitted to arbitration for decision by a board of arbitrators composed of two arbiters and an umpire, meeting in a neutral location as determined by the arbitration panel. Arbitration shall be commenced by one party delivering to the other party(ies) written notice of arbitration, which notice shall set forth the nature of the dispute and the relief sought. Within 30 days after receipt of such notice, each party to the dispute shall appoint an arbiter, and within 30 days thereafter, such arbiters shall appoint the umpire. If any party fails to select an arbiter within the period prescribed, the other party(ies) shall select the arbiter(s). If the arbiters so selected fail to agree upon the appointment of an umpire within such 30 day period, each arbiter shall propose three names, of whom the other shall decline two, and the decision shall be made by drawing lots. The members of the board of arbitrators shall be active or retired, disinterested officers of life, accident and health insurance or reinsurance companies.

The arbitration hearing shall be commenced within 30 days after the selection of the umpire. During the pendency of the arbitration, the parties may provide the board of arbitrators, as well as the other party(ies), briefs and memorandum of law supporting their respective position in the dispute. The board of arbitrators shall consider all such briefs and memoranda as well as testimony at the arbitration.

The board of arbitrators shall make its decision with due regard to applicable law and to custom and practice in the insurance and reinsurance industry. The board of arbitrators shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearing. The majority decision of the board shall be final, binding, nonappealable and conclusive upon all parties to the proceeding. The board's decision may be entered as a judgment in any court having jurisdiction thereof.

Each party shall bear the expenses of its own arbiter and the party against which the decision of the arbitration board is rendered shall bear the expense of the umpire, unless the arbitration board, in its discretion, otherwise allocates expenses. Any remaining costs of the arbitration proceedings shall be allocated by the arbitration board.

This Article XIX shall survive any termination of this Agreement.

ARTICLE XX - GOVERNING LAW
--------------------------

This Agreement shall be governed by and construed in accordance with the laws of Texas without regard to applicable principles of conflicts of law.

ARTICLE XXI - SUBROGATION
-------------------------

The Reinsurer shall be credited with the Reinsurer's Proportionate Share of subrogation (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of Losses. The Company hereby agrees to enforce its rights to subrogation relating to any expenses if requested to do so by the Reinsurer (at the expense of the Reinsurer), and to prosecute all claims arising out of such rights.

ARTICLE XXII - ENTIRE AGREEMENT
-------------------------------

This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof. There are no agreements or understandings among the parties with respect to the subject matter hereof other than as expressed in this Agreement.

ARTICLE XXIII - POLICY CHANGES
------------------------------

To the extent of any benefit or Premium change in a Policy (other than a change that occurs automatically in accordance with Policy provisions), the Company shall immediately deliver written notice thereof to the Reinsurer. Except for Policy changes required by state or federal law or regulation, any such proposed change shall not be effective until approved in writing by the Reinsurer. If the Reinsurer does not accept the change in writing, the Reinsurer shall have no liability for Losses, Loss Adjustment Expenses, Extra Contractual Obligations, Expense Allowances, Premium taxes or other costs or expenses whatsoever that arise from such changes.

ARTICLE XXIV - OFFSET
---------------------

The Company or the Reinsurer shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of Premiums or Losses or otherwise, due from one party with respect to this Agreement.

ARTICLE XXV - WAIVER; AMENDMENT
-------------------------------

Except as provided herein, any waiver by any party hereto of a breach by the other party of any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any subsequent breach by such party. Except as otherwise provided herein, no waiver shall be valid unless in writing and signed by the party exercising such waiver. Any modification or amendment of this Agreement shall be in writing and signed by the parties hereto.

ARTICLE XXVI - ASSIGNMENT; BINDING EFFECT
-----------------------------------------

The rights, duties and obligations hereunder of the parties hereto may not be assigned or delegated by any party hereto to any other Person without the prior written consent of the parties hereto; provided, however, that the Reinsurer may retrocede any portion of its liability hereunder. This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and permitted assigns.

ARTICLE XXVII - SEVERABILITY
----------------------------

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement, and any such invalid or unenforceable provision shall be severable from the remainder of this Agreement.

ARTICLE XXVIII - NOTICES
------------------------

Any notice or other communication which is required or permitted to be delivered to any party hereunder shall be in writing and deemed delivered if sent by government-sponsored mail; an internationally-recognized overnight carrier with confirmation receipt of delivery; certified mail, return receipt requested; or facsimile with confirmation receipt of successful and complete transmission addressed as follows:

If to the Reinsurer:             Hannover Life Reassurance Company of America
                                 800 N. Magnolia Ave., Suite 1400
                                 Orlando, Florida 32803
                                 Facsimile: 407/648-1468
                                 Attn: Mr. Peter R. Schaefer

If to the Company:               Lincoln Memorial Life Insurance Company
                                 1250 South Capitol of Texas Highway
                                 Building 3, Suite 100
                                 Austin, Texas 78746
                                 Facsimile:
                                            --------------------
                                 Attn:
                                       -------------------------

ARTICLE XXIX - DURATION OF AGREEMENT
------------------------------------

This Agreement is unlimited in duration, but may be amended by mutual consent of the Company and the Reinsurer. It may be terminated as to new reinsurance by either party, by giving 90 days' written notice to the other, prior to the effective date of termination. Termination as to new reinsurance does not affect existing reinsurance. Existing reinsurance will remain in force until termination of the Company's Policies on which the reinsurance is based, in accordance with the terms of this Agreement.

ARTICLE XXX - EXECUTION
-----------------------

The parties, by and through each of their respective authorized representatives, have executed this Agreement as of the date below written.


LINCOLN MEMORIAL LIFE INSURANCE COMPANY
Austin, Texas
Taxpayer I.D. # 75-2547834
NAIC Company Code: 69833

Date:    9-19-01
         -----------------------------------------------------------------
By:      /s/ L. Joe Cappleman
         -----------------------------------------------------------------
Title:   Vice President
         -----------------------------------------------------------------
Witness: /s/ Debbie Rugen
         -----------------------------------------------------------------

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
Orlando, Florida
Taxpayer I.D. # 59-2859797
NAIC Company Code: 88340

Date:    September 20, 2001
         -----------------------------------------------------------------
By:      /s/ Gary L. Gray
         -----------------------------------------------------------------
Title:   Vice President
         -----------------------------------------------------------------
Witness: /s/ Jack Caton
         -----------------------------------------------------------------

                                 SCHEDULE A
                                 ----------

                      RETENTION AND REINSURANCE LIMITS
                      --------------------------------

Part I    Retention Limits of Lincoln Memorial Life Insurance Company

          A)   Life

               Ten percent (10%) Quota Share of $25,000 issue amount.

          B)   Flexible Premium Annuity

               Ten percent (10%) Quota Share

          C)   Disability Waiver of Premium

               Not Applicable

          D)   Accidental Death Benefit

               Same as Life

          E)   Dependents' Service Benefit

               Same as Life

Part II   Automatic Binding Limits

          A)   Life

               Ninety percent (90%) Quota Share of $25,000, to a maximum automatic limit of $22,500 to the Reinsurer, any one life.

          B)   Flexible Premium Annuity

               Ninety percent (90%) Quota Share

          C)   Disability Waiver of Premium

               Not Applicable

          D)   Accidental Death Benefit

               Same as Life

          E)   Dependents' Service Benefit

               Same as Life

Part III  Business Covered

          The preceding schedule limits apply to insured lives, surnames A through Z inclusive, on residents of the United States, for those policies as listed in the attached Schedule I. Refer to Exhibit C for policies which are excluded.

          A detailed listing of the in force Policies and their policy numbers reinsured as of the Effective Date is attached hereto.

Part IV   Additional Conditions

          A)   Minimum Cession - Not Applicable

          B)   Jumbo Limit - Not Applicable

          C)   Recapture - Not Permitted

          D)   Currency - U.S. Dollars

Coinsurance Agreement
============================================================================


                                 SCHEDULE I


A.   Policies Subject to Reinsurance

1. Policies issued under the Plans of Insurance described below are eligible for reinsurance under this Agreement.


Lincoln Memorial Life Plans
---------------------------

230       Ord Life (LML.WL-6/94) Male
231       Ord Life (LML.WL-6/94) Female
250       2 Yr Graded Ben WL - Male
251       2 Yr Graded Ben WL - Female
305       5 Pay AB Incr - Male
305S      5 Pay AB Incr - Male
306       5 Pay AB Incr - Female
306S      5 Pay AB Incr - Female
310       10 Pay AB Incr - Male
310S      10 Pay AB Incr - Male
311       10 Pay AB Incr - Female
311S      10 Pay AB Incr - Female
355       5 Pay AB Indx - Male
355S      5 Pay AB Indx - Male
356       5 Pay AB Indx - Female
356S      5 Pay AB Indx - Female
360       10 Pay AB Indx - Male
360S      10 Pay AB Indx - Male
361       10 Pay AB Indx - Female
361S      10 Pay AB Indx - Female
403CA     3 Pay AB Level - Male
404CA     3 Pay AB Level - Female
405       5 Pay AB Level - Male
405CA     5 Pay AB Level - Male
405S      5 Pay AB Level - Male
406       5 Pay AB Level - Female
406CA     5 Pay AB Level - Female
406S      5 Pay AB Level - Female
410       10 Pay AB Level - Male
410CA     10 Pay AB Level - Male
410S      10 Pay AB Level - Male
411       10 Pay AB Level - Female
411CA     10 Pay AB Level - Female
411S      10 Pay AB Level - Female
420CA     20 Pay AB Level - Male

============================================================================

Coinsurance Agreement
============================================================================


421CA     20 Pay AB Level - Female
503       3 Pay FIB - Male
503CA     3 Pay FIB - Male
503S      3 Pay FIB - Male
504       3 Pay FIB - Female
504CA     3 Pay FIB - Female
504S      3 Pay FIB - Female
505       5 Pay FIB - Male
505CA     5 Pay FIB - Male
505S      5 Pay FIB - Male
506       5 Pay FIB - Female
506CA     5 Pay FIB - Female
506S      5 Pay FIB - Female
507       100 Month Pay FIB - Male
507CA     100 Month Pay FIB - Male
507S      100 Month Pay FIB - Male
508       100 Month Pay FIB - Female
508CA     100 Month Pay FIB - Female
508S      100 Month Pay FIB - Female
510       10 Pay FIB - Male
510CA     10 Pay FIB - Male
510S      10 Pay FIB - Male
511       10 Pay FIB - Female
511CA     10 Pay FIB - Female
511S      10 Pay FIB - Female
518       18 Month Pay FIB - Male
518CA     18 Month Pay FIB - Male
518S      18 Month Pay FIB - Male
519       18 Month Pay FIB - Female
519CA     18 Month Pay FIB - Female
519S      18 Month Pay FIB - Female
520       20 Pay FIB - Male
520CA     20 Pay FIB - Male
520S      20 Pay FIB - Male
521       20 Pay FIB - Female
521CA     20 Pay FIB - Female
521S      20 Pay FIB - Female
524       24 Month Pay FIB - Male
524S      24 Month Pay FIB - Male
525       24 Month Pay FIB - Female
525S      24 Month Pay FIB - Female
580       5 Pay FIB (Special) - Male
580S      5 Pay FIB (Special) - Male
581       5 Pay FIB (Special) - Female
581S      5 Pay FIB (Special) - Female
591       18 Mo Pay FIB (Special) - Male
591S      18 Mo Pay FIB (Special) - Male

============================================================================

Coinsurance Agreement
============================================================================

592       18 Mo Pay FIB (Special) - Female
592S      18 Mo Pay FIB (Special) - Female
593       10 Pay FIB (Special) - Male
593S      10 Pay FIB (Special) - Male
594       10 Pay FIB (Special) - Female
594S      10 Pay FIB (Special) - Female
595       20 Pay FIB (Special) - Male
595S      20 Pay FIB (Special) - Male
596       20 Pay FIB (Special) - Female
596S      20 Pay FIB (Special) - Female
603S      3 Pay IDB - Male
604S      3 Pay IDB - Female
605S      5 Pay IDB - Male
606S      5 Pay IDB - Female
610S      10 Pay IDB - Male
611S      10 Pay IDB - Female
618S      18 Month Pay IDB - Male
619S      18 Month Pay IDB - Female
653       3 Pay FIB Indexed - Male
654       3 Pay FIB Indexed - Female
655       5 Pay FIB Indexed - Male
655S      5 Pay FIB Indexed - Male
656       5 Pay FIB Indexed - Female
656S      5 Pay FIB Indexed - Female
660       10 Pay FIB Indexed - Male
660S      10 Pay FIB Indexed - Male
661       10 Pay FIB Indexed - Female
661S      10 Pay FIB Indexed - Female
668       18 Month Pay FIB Indexed - Male
668S      18 Month Pay FIB Indexed - Male
669       18 Month Pay FIB Indexed - Female
669S      18 Month Pay FIB Indexed - Female
673       3 Pay ALI - Male
674       3 Pay ALI - Female
675       5 Pay ALI - Male
675S      5 Pay ALI - Male
676       5 Pay ALI - Female
676S      5 Pay ALI - Female
680       10 Pay ALI - Male
680S      10 Pay ALI - Male
681       10 Pay ALI - Female
681S      10 Pay ALI - Female
688       18 Month Pay ALI - Male
688S      18 Month Pay ALI - Male
689       18 Month Pay ALI - Female
689S      18 Month Pay ALI - Female
760       5 Pay MIB - Male
760CA     5 Pay MIB - Male

============================================================================

Coinsurance Agreement
============================================================================


760S      5 Pay MIB - Male
761       5 Pay MIB - Female
761CA     5 Pay MIB - Female
761S      5 Pay MIB - Female
762       18 Month Pay MIB - Male
762CA     18 Month Pay MIB - Male
762S      18 Month Pay MIB - Male
763       18 Month Pay MIB - Female
763CA     18 Month Pay MIB - Female
763S      18 Month Pay MIB - Female
764       3 Pay MIB - Male
764CA     3 Pay MIB - Male
764S      3 Pay MIB - Male
765       3 Pay MIB - Female
765CA     3 Pay MIB - Female
765S      3 Pay MIB - Female
766       10 Pay MIB - Male
766S      10 Pay MIB - Male
767       10 Pay MIB - Female
767S      10 Pay MIB - Female
860       5 Pay FPA Male
860S      5 Pay FPA Male
861       5 Pay FPA Female
861S      5 Pay FPA Female
862       18 Month Pay FPA Male
862S      18 Month Pay FPA Male
863       18 Month Pay FPA Female
863S      18 Month Pay FPA Female
864       3 Pay FPA Male
864S      3 Pay FPA Male
865       3 Pay FPA Female
865S      3 Pay FPA Female
866       10 Pay FPA Male
866S      10 Pay FPA Male
867       10 Pay FPA Female
867S      10 Pay FPA Female
902       RPU - Male
902S      RPU - Male
903       RPU - Female
903S      RPU - Female
906       RPU - Male 7.0% CV 5.5% Res
906S      RPU - 80 CSO Male 7.0% CV 5.5% Res
907       RPU - 80 CSO Female 7.0% CV 5.5% Res
907S      RPU - 80 CSO Female 7.0% CV 5.5% Res

Memorial Service Life Plans
---------------------------

============================================================================

Coinsurance Agreement
============================================================================



405       5 Pay AB Level - Male
406       5 Pay AB Level - Female
410       10 Pay AB Level - Male
411       10 Pay AB Level - Female
503       3 Pay FIB - Male
504       3 Pay FIB - Female
505       5 Pay FIB - Male
506       5 Pay FIB - Female
507       100 Month Pay FIB - Male
508       100 Month Pay FIB - Female
510       10 Pay FIB - Male
511       10 Pay FIB - Female
518       18 Month Pay FIB - Male
519       18 Month Pay FIB - Female
520       20 Pay FIB - Male
521       20 Pay FIB - Female
524       24 Month Pay FIB - Male
525       24 Month Pay FIB - Female
760       5 Pay MIB - Male
761       5 Pay MIB - Female
762       18 Month Pay MIB - Male
763       18 Month Pay MIB - Female
764       3 Pay MIB - Male
765       3 Pay MIB - Female
766       10 Pay MIB - Male
767       10 Pay MIB - Female









============================================================================

                                   SCHEDULE B
                                   ----------

                      EXPENSE AND COMMISSION ALLOWANCES
                      ---------------------------------


The Company will report to the Reinsurer using modal gross premiums as collected. Coinsurance allowances are the Reinsurer's share of commissions, expenses and premium taxes as outlined below. The Reinsurer will not reimburse the Company for any dividends paid under the Policies.

The Reinsurer will reimburse the Company the Reinsurer's Proportionate Share of the Expense Allowances set forth in Item 1 below, and Reinsurer will reimburse the Company for the Reinsurer's Proportionate Share of the amounts arising under Items 2 and 3:

1.       Expense                                     Year 1        Year 2 and after
         -------                                     ------        ----------------
         Premium                                     3.5%          2.5%
         Per Premium paying Policy in force          $3.00/mo.     $3.00/mo.
         Per non-Premium paying Policy in force      $1.50/mo.     $1.50/mo.
         Premium taxes actually paid*                2.0%          2.0%

         * Includes provision for guaranty fund assessments and license fees, arising from Premium under the Policies, actually paid by the Company.

2. Agent commissions attributable to Premium and actually paid on the the Policies according to the attached Exhibit B.

3. Marketing fees actually paid to North America Life Insurance Company of Texas on the Policies according to the attached Exhibit A.

----------------------------------------------------------------------------------------------------------------------------------
Exhibit A
---------
----------------------------------------------------------------------------------------------------------------------------------
NAL Marketing Fees
----------------------------------------------------------------------------------------------------------------------------------
Plan Type      Premium      Issue      Marketing Fee                  Plan Type      Premium      Issue      Marketing Fee
               Period       Age                                                      Period       Age
----------------------------------------------------------------------------------------------------------------------------------
                                       Male       Female                                                     Male       Female
----------------------------------------------------------------------------------------------------------------------------------
SP                          0-50       25.0%      30.0%               MIB            60 months    0-50       3.0%       7.0%
----------------------------------------------------------------------------------------------------------------------------------
                            51-60      17.5%      23.5%                                           51-60      0.0%       2.0%
----------------------------------------------------------------------------------------------------------------------------------
                            61-70      15.5%      22.5%                                           61-70      0.0%       2.0%
----------------------------------------------------------------------------------------------------------------------------------
                            71-80      1.0%       8.0%                                            71-80      n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------
                            81-90      0.0%       0.0%                                            81-90      n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------
                            91+        0.0%       0.0%                                            91+        n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
FIB/ALI        18 months    0-50       14.5%      19.5%                              120 months   0-50       0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            51-60      4.5%       13.0%                                           51-60      0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            61-70      6.5%       14.5%                                           61-70      0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            71-80      0.0%       4.0%                                            71-80      n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------
                            81-90      n/a        n/a                                             81-90      n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------
                            91+        n/a        n/a                                             91+        n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
               36 months    0-50       16.0%      19.5%               AB             60 months    0-50       9.0%       12.0%
----------------------------------------------------------------------------------------------------------------------------------
                            51-60      7.0%       12.0%                                           51-60      0.5%       5.0%
----------------------------------------------------------------------------------------------------------------------------------
                            61-70      32.5%      40.5%                                           61-70      21.0%      29.0%
----------------------------------------------------------------------------------------------------------------------------------
                            71-80      44.0%      56.5%                                           71-80      25.5%      39.0%
----------------------------------------------------------------------------------------------------------------------------------
                            81-90      36.5%      51.5%                                           81-90      12.0%      28.5%
----------------------------------------------------------------------------------------------------------------------------------
                            91+        12.0%      31.5%                                           91+        n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
               60 months    0-50       10.0%      14.0%                              120 months   0-50       0.0%       0.5%
----------------------------------------------------------------------------------------------------------------------------------
                            51-60      1.5%       7.0%                                            51-60      3.0%       9.0%
----------------------------------------------------------------------------------------------------------------------------------
                            61-70      22.0%      31.0%                                           61-70      17.0%      28.0%
----------------------------------------------------------------------------------------------------------------------------------
                            71-80      26.5%      41.0%                                           71-80      7.0%       24.0%
----------------------------------------------------------------------------------------------------------------------------------
                            81-90      13.0%      30.5%                                           81-90      10.0%      31.5%
----------------------------------------------------------------------------------------------------------------------------------
                            91+        n/a        n/a                                             91+        n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
               84 months    0-50       0.0%       0.0%                FPA            18 months    0-50       0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            51-60      0.0%       3.5%                                            51-60      0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            61-70      9.0%       17.0%                                           61-70      0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            71-80      6.5%       20.5%                                           71-80      0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            81-90      2.5%       20.2%                                           81-90      n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------
                            91+        n/a        n/a                                             91+        n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
               120 months   0-50       0.0%       0.0%                               36 months    0-50       0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            51-60      2.0%       8.0%                                            51-60      0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            61-70      16.0%      27.0%                                           61-70      0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            71-80      6.0%       23.0%                                           71-80      0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            81-90      9.0%       30.5%                                           81-90      0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            91+        n/a        n/a                                             91+        0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------


                                       26


----------------------------------------------------------------------------------------------------------------------------------
Exhibit A
---------
----------------------------------------------------------------------------------------------------------------------------------
NAL Marketing Fees
----------------------------------------------------------------------------------------------------------------------------------

Plan Type      Premium      Issue      Marketing Fee                  Plan Type      Premium      Issue      Marketing Fee
               Period       Age                                                      Period       Age
----------------------------------------------------------------------------------------------------------------------------------
                                       Male       Female                                                     Male       Female
----------------------------------------------------------------------------------------------------------------------------------
MIB            18 months    0-50       3.0%       7.0%                               60 months    0-50       0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            51-60      0.0%       2.0%                                            51-60      0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            61-70      0.0%       5.0%                                            61-70      0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            71-80      0.0%       0.0%                                            71-80      0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            81-90      n/a        n/a                                             81-90      0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------
                            91+        n/a        n/a                                             91+        0.0%       0.0%
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
               36 months    0-50       3.0%       7.0%                               120 months   0-50       n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------
                            51-60      0.0%       2.0%                                            51-60      n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------
                            61-70      0.0%       5.0%                                            61-70      n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------
                            71-80      0.0%       0.0%                                            71-80      n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------
                            81-90      0.0%       0.0%                                            81-90      n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------
                            91+        0.0%       0.0%                                            91+        n/a        n/a
----------------------------------------------------------------------------------------------------------------------------------

                                 EXHIBIT B
                            COMMISSION SCHEDULE

The following Commission Allowance percentages apply to the Face Amount of the policy. In addition to the amounts shown below a renewal Commission Allowance shall be paid equal to 2% times the initial Face Amount of the policy for a period of five years on anniversary of each inforce policy except that no renewal commissions will be paid for policies issued under the FPA plan. The term "n/a" below means that no Commission Allowance will be paid.

                 Premium    Issue   Commission Allowance                               Premium    Issue   Commission Allowance
Plan Type        Period      Age     Male       Female                Plan Type        Period      Age     Male       Female

SP                           0-50      25.0%      25.0%               MIB             60 months    0-50      24.0%      24.0%
                            51-60      25.0%      25.0%                                           51-60      20.5%      24.0%
                            61-70      21.0%      21.0%                                           61-70      17.0%      20.0%
                            71-80      21.0%      21.0%                                           71-80    n/a        n/a
                            81-90       9.0%      15.0%                                           81-90    n/a        n/a
                             91+        0.0%       5.0%                                            91+     n/a        n/a

FIB/ALI         18 months    0-50      25.0%      25.0%                              120 months    0-50      10.0%      12.5%
                            51-60      25.0%      25.0%                                           51-60       8.5%      10.5%
                            61-70      21.0%      21.0%                                           61-70       6.0%       8.0%
                            71-80      16.0%      21.0%                                           71-80    n/a        n/a
                            81-90    n/a        n/a                                               81-90    n/a        n/a
                             91+     n/a        n/a                                                91+     n/a        n/a

                36 months    0-50      25.0%      25.0%               AB              60 months    0-50      24.0%      24.0%
                            51-60      25.0%      25.0%                                           51-60      24.0%      24.0%
                            61-70      21.0%      21.0%                                           61-70      20.0%      20.0%
                            71-80      21.0%      21.0%                                           71-80      20.0%      20.0%
                            81-90      17.0%      17.0%                                           81-90      16.0%      16.0%
                             91+       17.0%      17.0%                                            91+     n/a        n/a

                60 months    0-50      25.0%      25.0%                              120 months    0-50      20.5%      24.0%
                            51-60      25.0%      25.0%                                           51-60      24.0%      24.0%
                            61-70      21.0%      21.0%                                           61-70      20.0%      20.0%
                            71-80      21.0%      21.0%                                           71-80      20.0%      20.0%
                            81-90      17.0%      17.0%                                           81-90      16.0%      16.0%
                             91+     n/a        n/a                                                91+     n/a        n/a

                84 months    0-50      20.0%      25.0%               FPA             18 months    0-50       5.5%       6.0%
                            51-60      19.5%      25.0%                                           51-60       5.5%       6.0%
                            61-70      21.0%      21.0%                                           61-70       5.0%       6.0%
                            71-80      21.0%      21.0%                                           71-80       4.5%       6.0%
                            81-90      17.0%      17.0%                                           81-90       1.5%       3.5%
                             91+     n/a        n/a                                                91+        0.0%       0.0%

               120 months    0-50      20.5%      24.5%                               36 months    0-50       5.5%       6.0%
                            51-60      25.0%      25.0%                                           51-60       5.0%       6.0%
                            61-70      21.0%      21.0%                                           61-70       4.5%       6.0%
                            71-80      21.0%      21.0%                                           71-80       1.5%       3.5%
                            81-90      17.0%      17.0%                                           81-90    n/a        n/a
                             91+     n/a        n/a                                                91+     n/a        n/a

MIB             18 months    0-50      24.0%      24.0%                               60 months    0-50       9.0%      10.0%
                            51-60      20.5%      24.0%                                           51-60       9.0%      10.0%
                            61-70      18.0%      20.0%                                           61-70       6.0%      10.0%
                            71-80      10.0%      15.0%                                           71-80       6.0%      10.0%
                            81-90    n/a        n/a                                               81-90       2.0%       4.0%
                             91+     n/a        n/a                                                91+        0.0        0.0%

                36 months    0-50      24.0%      24.0%                              120 months    0-50    n/a        n/a
                            51-60      20.5%      24.0%                                           51-60    n/a        n/a
                            61-70      18.0%      20.0%                                           61-70    n/a        n/a
                            71-80      10.0%      15.0%                                           71-80    n/a        n/a
                            81-90       0.0%       5.0%                                           81-90    n/a        n/a
                             91+        0.0%       0.0%                                            91+     n/a        n/a

                                     28

                                   EXHIBIT C

                               POLICIES EXCLUDED

Policies issued by the Ceder on and after the Coinsurance Effective Date under the described insurance plans and within the described age ranges will not be reinsured hereunder:

     1. all 18 month pay products with issue ages over age 80;
     2. 5 year pay MIB plans with issue ages over age 70;
     3. 10 year pay MIB plans with issue ages over age 70; and
     4. 10 year annuity plans (FPA) at all issue ages.

                                   SCHEDULE C
                                   ----------

                            PROCEDURES FOR REPORTING
                            ------------------------


The Company will maintain adequate records to administer the reinsurance accounts and will cede reinsurance under this Agreement on a bordereau self-administration basis. The Company will provide the Reinsurer with an activity report on computer disk or other mutually agreed upon electronic media, substantially in conformity with the following:

A)   MONTHLY NEW BUSINESS AND RENEWALS PREMIUM STATEMENT

     The Company will provide the Reinsurer with a report of all reinsurance policies issued or renewing during the past month(s) accompanied by reinsurance premiums for such policies which should include the following:

1) The report should be segregated into first year issues and renewals and each segment should state the gross premium, allowances and resultant net premium due for each life insurance policy.

2)   Premium due for supplemental benefits should be stated separately.

3)   transaction code               11)   plan of insurance
4)   transaction effective date     12)   policy amount
5)   policy number                  13)   reinsurance amount
6)   insured's name: surname        14)   net amount at risk
                     first name     15)   country/state of residence
                     middle initial 16)   DWP, ADB, Rider reinsurance
7)   date of birth                        amount (if applicable)
8)   sex
9)   issue age
10)  policy issue date

B)   MONTHLY ADJUSTMENT REPORT

     The Company will report the details of all policy terminations and changes on the reinsurance policies. In addition to the information in A above, the report should provide information about the type of change, the effective date, and the monetary result of the change with respect to reinsurance. A report of commission chargebacks should be included.
                                       30

C)   MONTHLY POLICY EXHIBIT REPORT

     The Company will provide a summary of new issues, terminations, recaptures, changes, death claims and reinstatements during the month(s) and the inforce reinsurance at the end of the month.

D)   QUARTERLY IN FORCE AND RESERVE LISTING

     Within 30 days after the close of each calendar year, the Company will furnish the Reinsurer with a list of reinsurance by policy that should include the following information:

             1)     5 through 16 in A) above
             2)     Reinsured statutory reserve
             3)     Summary of due, deferred and advance premiums

     Within 15 days after the close of each calendar quarter, other than year end, the Company will furnish the Reinsurer with a summary of the reinsurance in force and statutory reserves.

                                   SCHEDULE D
                                   ----------

                           REINSURANCE PREMIUM RATES
                           -------------------------

Part I     Life

           A) Coinsurance: Male/Female, Fully Insured Benefit Plan (FIB), 18 Month, 3 Year, 5 Year, and 10 Year Plans, Accelerated Benefit Plan (AB), 5 Year and 10 Year.

Part II    Disability Waiver of Premium

           Not Applicable

Part III   Accidental Death Benefit

           Not Applicable

Memorial Service Life                                      Memorial Account Deposit Factors
Insurance Company                                            Fully Insured Benefit Plan (FIB)
                                                           Not Valid for Missouri or Florida. Effective 7/9/99

----------------------------------                         ----------------------------------
            18 MONTH                                                    5 YEAR
         (SAME AS CASH)                                    ----------------------------------
----------------------------------                         PRESENT  DEPOSIT  PRESENT  DEPOSIT
                                                             AGE     FACTOR    AGE     FACTOR
PRESENT AGE        DEPOSIT FACTOR                          ----------------------------------
----------------------------------                          0-55    .01667      71     .0298
    0-85                .05556                              56       .0200      72     .0304
----------------------------------                          57       .0206      73     .0310
----------------------------------                          58       .0212      74     .0319
             3 YEAR                                         59       .0218      75     .0331
----------------------------------                          60       .0223      76     .0338
PRESENT  DEPOSIT  PRESENT  DEPOSIT                          61       .0231      77     .0355
  AGE     FACTOR    AGE     FACTOR                          62       .0235      78     .0372
----------------------------------                          63       .0238      79     .0384
 0-60    .02778      78     .0588                           64       .0245      80     .0392
 61       .0333      79     .0599                           65       .0251      81    .03932
 62       .0359      80     .0610                           66       .0263      82    .03945
 63       .0385      81     .0621                           67       .0270      83    .03957
 64       .0407      82     .0632                           68       .0276      84    .03966
 65       .0417      83     .0643                           69       .0284      85    .03970
 66       .0437      84     .0648                           70       .0293
 67       .0449      85     .0650                          ----------------------------------
 68       .0459      86     .0676
 69       .0472      87     .0687
 70       .0487      88     .0698                          ----------------------------------
 71       .0495      89     .0710                                        10 YEAR
 72       .0506      90     .0724                          ----------------------------------
 73       .0515      91     .0738                          PRESENT  DEPOSIT  PRESENT  DEPOSIT
 74       .0531      92     .0752                            AGE     FACTOR    AGE     FACTOR
 75       .0550      93     .0766                          ----------------------------------
 76       .0562      94     .0780                           0-50    .00834      65     .0157
 77       .0577      95     .0794                           51-55    .0111      66     .0160
----------------------------------                          56       .0116      67     .0164
                                                            57       .0120      68     .0167
                                                            58       .0125      69     .0170
For examples, assume $5,000 Memorial Account and            59       .0129      70     .0174
5-year plan selected by a 65-year old individual.           60       .0134      71     .0176
                                                            61       .0139      72     .0179
Example 1:                                                  62       .0143      73     .0182
More than $500 total initial application and delivery       63       .0148      74     .0185
deposits made.                                              64       .0152      75     .0188
                                                           ----------------------------------
Total Memorial Account                $5,000
Initial app. & delivery deposit       -1,000
                                     -------
Balance for 5-year plan                4,000
Deposit factor                        x.0251
                                     -------
Monthly deposit amount               $100.40
                                     =======

Example 2:
Less than $500 total initial application and delivery deposits made.

Total Memorial Account                $5,000
Deposit factor                        x.0251
                                     -------
                                     $125.50
                                     =======


Memorial Service Life                            Memorial Account Deposit Factors
Insurance Company                                     Accelerated Benefit Plan (AB)
                                                 Not Valid for Missouri or Florida. Effective 7/9/99
----------------------------------               ----------------------------------
              5 YEAR                                           10 YEAR
----------------------------------               ----------------------------------
PRESENT  DEPOSIT  PRESENT  DEPOSIT               PRESENT  DEPOSIT  PRESENT  DEPOSIT
  AGE     FACTOR    AGE     FACTOR                 AGE     FACTOR    AGE     FACTOR
----------------------------------               ----------------------------------
 0-55     .0185      76     .0338                 0-55     .0111      71     .0176
 56       .0200      77      .035                 56       .0116      72     .0179
 57       .0206      78     .0372                 57       .0120      73     .0182
 58       .0212      79     .0384                 58       .0125      74     .0185
 59       .0218      80     .0392                 59       .0129      75     .0188
 60       .0223      81    .03932                 60       .0134      76     .0193
 61       .0231      82    .03945                 61       .0139      77     .0198
 62       .0235      83    .03957                 62       .0143      78     .0204
 63       .0238      84    .03966                 63       .0148      79     .0209
 64       .0245      85    .03970                 64       .0152      80     .0214
 65       .0251      86    .04098                 65       .0157      81     .0219
 66       .0263      87    .04230                 66       .0160      82     .0224
 67       .0270      88    .04366                 67       .0164      83     .0229
 68       .0276      89    .04510                 68       .0167      84     .0235
 69       .0284      90    .04666                 69       .0170      85     .0240
 70       .0293      91    .04783                 70       .0174
 71       .0298      92    .04934                ---------------------------------
 72       .0304      93    .05156                   For examples, assume $5,000
 73       .0310      94    .05513                   Memorial Account and 5-year
 74       .0319      95    .06108                  plan selected by a 65-year old
 75       .0331                                              individual.
----------------------------------

Example 1:
More than $500 total initial    Total Memorial Account                $5,000
application and delivery        Initial app. & delivery deposit       -1,000
deposits made.                                                       -------
                                Balance for 5-year plan                4,000
                                Deposit factor                        x.0251
                                                                     -------
                                Monthly deposit amount               $100.40
                                                                     =======

Example 2:
Less than $500 total initial
application and delivery        Total Memorial Account                $5,000
deposits made.                  Deposit factor                        x.0251
                                                                     -------
                                Monthly deposit amount               $125.50
                                                                     =======

                                 SCHEDULE E
                                 ----------

                      THIRD PARTY REINSURANCE LISTING
                      -------------------------------


10% of the Policies are reinsured to North America Life Insurance Company of Texas.

                                   SCHEDULE F
                                   ----------


                                 PRIVACY NOTICE
                                       OF
                  HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

The Financial Services Modernization Act of 1999/Gramm-Leach-Bliley ("GLB") requires financial institutions to formalize the manner in which they ensure that consumer information is protected and remains private. In accordance with GLB, Hannover Life Reassurance Company of America ("HLR America") has adopted this privacy notice, which sets forth HLR America's policy for information gathering and dissemination with respect to nonpublic personal information.
As the privacy notice confirms, the customer information received by HLR America cannot be disclosed to any third party unaffiliated with HLR America, except as permitted by law.


                                 PRIVACY POLICY

Nonpublic Personal Information HLR America May Collect
------------------------------------------------------

Most of the personal information HLR America collects is obtained from insurance companies or third party administrators. HLR America collects this information in order to service and administer transactions and business reinsured from insurance companies, and to carry out other business functions that are permitted or required under state or Federal law. The type of information HLR America collects depends on the type of product or service being provided. The types of information that HLR America may collect include:

     * Information we receive from insurance companies and third party administrators that was provided as part of the application and underwriting process, such as name, address, social security number, birth date, assets, income and health history.

     * Information we receive from other sources such as consumer reporting agencies, banks, employers, or doctors.

     * Information about an individual's transactions or experiences with our us or our affiliates, such as insurance coverage, transaction history, premium payments and claims history.

     * Information about an individual's health condition that we obtain from health care providers. Health information is collected as deemed appropriate to determine eligibility for coverage, to process claims, to prevent fraud, and as authorized by the individual or as otherwise permitted or required by law.

Nonpublic Personal Information HLR America May Disclose And To Whom HLR America
-------------------------------------------------------------------------------
May Disclose Such Information
-----------------------------

HLR America may disclose all the personal information we collect. We may share personal information in the following types of situations:

     * We may disclose all the personal information we collect to service providers, such as third party administrators, data processing companies, reinsurers, retrocessionaires and other entities that assist us in providing products and service to you or on your behalf.

     * We may disclose all the personal information we collect to companies with which we have marketing arrangements, such as companies that help us market our products and services; and other entities with which we have joint marketing arrangements to jointly endorse or offer financial products or services.

     * We may disclose personal information to our affiliates to assist us in administering your business or to offer you other products or services that we think may be of interest to you.

     * We may disclose personal information we collect to unaffiliated third parties for marketing or other purposes, unless you have opted out as described below. Such unaffiliated third parties may include, among others, insurance companies, reinsurers, actuaries, consultants, administrators and others who may want to offer their products or services to you.

     * We may disclose health information to determine eligibility for coverage, to process claims, to prevent fraud, and as authorized by you, or as otherwise permitted or required by law.

     * We may disclose all the information we collect as permitted or required by law. For example, we may disclose information to law enforcement agencies or state insurance authorities.

Change in Privacy Policy
------------------------

HLR America reserves the right to modify or supplement this Privacy Policy at any time. If we make material changes, we will provide current customers with a revised notice that describes our new practices and will give them a reasonable opportunity to opt out of the disclosure of information under the revised Privacy Policy.

Our Security Procedures
-----------------------

We maintain procedures and technology designed to prevent unauthorized access to personal information. We maintain physical, electronic and procedural protections in accordance with applicable standards to protect personal information. We restrict access to personal information to employees, reinsurers, retrocessionaires, third party administrators and others for legitimate business purposes and who need to know such information to assist in providing products and services to you.

Opting Out
----------

We are committed to protecting personal information, and to using or sharing it in ways that will improve or expand upon the products and services we provide to you. You are a valued customer and as such, you should know that you may request through an opt-out response that we not share certain information. In doing so, you may direct us at any time not to disclose information to unaffiliated third parties and we will comply with such direction; provided, however, that we may continue to share personal information under a servicing or joint marketing arrangement with an outside company or as otherwise permitted or required by law.

HLR America affiliated companies may share among themselves personal information. If you prefer that we not share this information with them, you may request through an opt-out response that we not share certain information. As permitted by the Fair Credit Reporting Act, however, we may continue to share with other affiliated companies information that relates to our experiences or transactions with you.

If you wish to opt out of the sharing of information, you may complete the attached opt-out response form and deliver it to us.

                             * * * * * * *

The practices and policies contained in this Privacy Notice, which contains HLR America's Privacy Policy, replace all previous notices, policies or statements with respect to the subject matter hereof.

                           HLR AMERICA PRIVACY POLICY

                                  OPT-OUT FORM


Please complete the required information and follow the instructions below in order to opt out of certain information sharing as described in the HLR America Privacy Notice, which contains HLR America's Privacy Policy.

Customer Name:
              ---------------------------------------------------------

Street Address:
               --------------------------------------------------------

City:                             State:            Zip Code:
     ----------------------------       -----------          ----------

Telephone:                        Facsimile:
          -----------------------           ---------------------------

       SHARING PERSONAL INFORMATION WITH UNAFFILIATED THIRD PARTIES: Do not
------
share personal information with unaffiliated third parties as described in the HLR America Privacy Notice, which contains HLR America's Privacy Policy.

       SHARING INFORMATION WITH HLR AMERICA AFFILIATES: Do not share
------
information with HLR America affiliates as described in the HLR America Privacy Notice, which contains HLR America's Privacy Policy.

Instructions

If you wish to opt out of the sharing of information, please check the box(es) above to indicate what type(s) of sharing you would like to limit. Also, please print clearly the other identifying information requested above.

Please mail your completed form to us at the following address:

Hannover Life Reassurance Company of America
800 N. Magnolia Avenue, Suite 1400
Orlando, Florida 32803
Attn: Compliance